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                                                                     EXHIBIT 5.1


                                                          SOUTHWEST AIRLINES CO.

                                                                Deborah Ackerman
                                                Vice President - General Counsel

                                                                  P.O. Box 36611
                                                        Dallas, Texas 75235-1611
                                                                  (214) 792-4665
                                                       Facsimile: (214) 792-6200





                                October 10, 2001



Southwest Airlines Co.
P. O. Box 36611
Dallas, TX 75235

Dear Sirs:

      I have represented Southwest Airlines Co., a Texas corporation (the "Company") in connection with the proposed offering, issuance and sale of up to $1,000,000,000 principal amount of Pass Through Certificates (the "Certificates") to be issued from time to time under a Pass Through Trust Agreement (the "Agreement") between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), such Certificates to bear interest at such rates and to be payable at such times, to mature at such times and otherwise to have such terms as may be set forth from time to time in separate Trust Supplements to the Agreement and as contemplated by the Prospectus included as part of the Registration Statement on Form S-3 (the "Registration Statement") with respect to the Certificates which is being filed with the Securities and Exchange Commission under the Securities Act of 1933 and Rule 415 thereunder.

      For the purposes of this opinion, I have examined such corporate records and other documents and have reviewed such questions of law as I considered necessary or appropriate for the purposes of this opinion.




      Based on such examination and review, I hereby advise you that, in my opinion, when the Registration Statement has become effective under the Securities Act of 1933, and all necessary proceedings have been taken by the Board of Directors or the Executive Committee of such Board of Directors of the Company in connection with the authorization, issuance and sale of the Certificates of a particular series and related matters, the execution and delivery to the Company of the Agreement and each Trust Supplement thereto will have been duly authorized by the Company. Assuming the due authorization, execution, issuance, authentication and delivery of the Certificates by the Trustee in accordance with the terms of the Agreement and assuming the due authorization, execution and delivery of such Agreement by the Trustee, the Certificates, when issued and sold in accordance with the terms of the Prospectus related to Certificates which constitutes part of the Registration Statement and the prospectus supplement or supplements related to such series of Certificates, will constitute valid and binding obligations of the Trustee entitling the holders thereto the benefits of the Agreement except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally
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Southwest Airlines Co.
October 10, 2001
Page 2


and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      In rendering the foregoing opinion, I have relied on the opinion of Morris James Hitchens & Williams, special counsel to the Trustee, with respect to all matters opined to therein and my opinion is subject to all the assumptions contained in such opinion.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus relating to the Certificates forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Sincerely,

                                                /s/ Deborah Ackerman

                                                Deborah Ackerman

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